Ex-99.23(p)(55)

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                                 CODE OF CONDUCT
                                  FEBRUARY 2006

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Dear Fellow Employee:

Mellon has a long, proud history and a well-deserved reputation for doing business with integrity. Maintaining that reputation for honesty and accountability, and thereby serving all of our constituents well, is essential to achieving our goal of becoming the best performing asset management and payments and securities services company. And it is the responsibility of every Mellon employee.

Guiding our day-to-day business dealings are our Shared Values - INTEGRITY, TEAMWORK and EXCELLENCE. They underscore our commitment to a work environment that fosters respect for all employees, and they help us deliver on the Mellon Promise to customers around the world.

To help you make the right decisions when questions of ethics arise in the normal course of business, Mellon offers a number of valuable resources for information and support. These include the CODE OF CONDUCT, SECURITIES TRADING POLICY, SENIOR FINANCIAL OFFICERS CODE OF ETHICS, and various Corporate Policies and Procedures. These policies apply to all Mellon employees and provide guidance to you regarding the standards to which you are expected to adhere. Additionally, you have a resource in Mellon's Ethics Office. Their mission is to help you when you need guidance applying these policies and to provide a confidential resource to help resolve situations in the workplace where you may have concerns about whether or not certain conduct is consistent with our Shared Values.

Every employee is responsible for speaking up when they see something wrong. You can do so by calling the MELLON ETHICS HELP LINE or the ETHICSPOINT(R) REPORT LINE. Toll free lines are established in nearly every country around the world where Mellon has employees. The numbers are included in the CODE OF CONDUCT and posted on the Ethics Web site. You can also e-mail the Ethics Office at ETHICS@MELLON.COM or visit WWW.ETHICSPOINT.COM to report concerns. Calls can be anonymous and confidential.

Our customers and shareholders expect Mellon and all of its employees to conduct business activities not only in full compliance with all laws and regulations, but also in accordance with the highest possible standards of ethical conduct. Together we can continue a tradition of excellence begun more than 130 years ago.

[GRAPHIC OMITTED]
Bob Kelly
Chairman, President and Chief Executive Officer

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INTRODUCTION.........................................................................................1

YOUR RESPONSIBILITIES................................................................................2

OBEYING LAWS AND REGULATIONS.........................................................................3-5
    Criminal Laws....................................................................................3
    Anticompetitive Activities.......................................................................3-4
    Illegal Use of Corporate Funds...................................................................4
    Equal Employment Opportunity Laws................................................................5
    Drug Free Workplace..............................................................................5

AVOIDING CONFLICTS OF INTEREST.......................................................................5-9
    Investment Decisions.............................................................................5
        Investments That Require Approval............................................................6
    Self-Dealing.....................................................................................6
    Monitoring Outside Activities....................................................................6
        Limiting Outside Employment..................................................................6
        Purchasing Real Estate.......................................................................7
        Accepting Honoraria..........................................................................7
        Accepting Fiduciary Appointments.............................................................7
        Participating in Civic Affairs...............................................................7
        Serving as an Outside Director or Officer....................................................7-8
        Participating in Political Activities........................................................8
    Dealing With Customers and Suppliers.............................................................8
        Gifts and Entertainment......................................................................8-9
        Borrowing From Customers.....................................................................9
        Giving Advice to Customers...................................................................9
           Legal Advice..............................................................................9
           Tax and Investment Advice.................................................................9
        Recommending Professional Services...........................................................9

RESPECTING CONFIDENTIAL INFORMATION..................................................................10-11
    Types of Confidential Information................................................................10
        Information Obtained From Business Relations.................................................10
        Mellon Financial Information.................................................................10
        Mellon Examination Information...............................................................10
        Mellon Proprietary Information...............................................................10
        Electronic Information Systems...............................................................10-11
        Information Security Systems.................................................................11
        Computer Software............................................................................11
        Insider Information..........................................................................11

RULES FOR PROTECTING CONFIDENTIAL INFORMATION....................................................... 11-12
    Limited Communication to Outsiders.............................................................. 11
    Corporate Use Only.............................................................................. 11
    Other Customers................................................................................. 11
    Notification of Confidentiality..................................................................11
    Prevention of Eavesdropping......................................................................12
    Data Protection..................................................................................12
    Confidentiality Agreements.......................................................................12
    Contact With the Public..........................................................................12
    Supplemental Procedures..........................................................................12
    Securities Firewall Policy.......................................................................12

TERMINATION OF EMPLOYMENT............................................................................13

RESTRICTIONS ON WAIVERS FOR EXECUTIVE OFFICERS.......................................................13
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INTRODUCTION
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Today's financial services marketplace is filled with a host               Terms frequently used in the Code are defined as
of new challenges,  changes and opportunities.  Amidst these               follows:
changes,  one constant guides Mellon  Financial  Corporation
and all of its  employees and will continue to be central to               o appropriate officer - head of the affected group,
all that we do: the mandate for integrity.                                   department or subsidiary

Only by conducting  ourselves and our business in accordance               o approval - formal, written consent
with  the   highest   standards   of  legal,   ethical   and
professional   integrity   can  we  achieve  our  vision  of               o Bank - any bank or savings and loan association
excellence and our goals for the future.                                     subsidiary, direct or indirect, of Mellon
                                                                             Financial Corporation
This Code of Conduct will  familiarize  you with the general
guidelines of professional  conduct  expected from employees               o Securities Trading Policy - Mellon Financial
in their interactions with customers, prospective customers,                 Corporation's Securities Trading Policy
competitors,  suppliers,  the  communities  we serve and one
another. As Mellon employees, we can settle for nothing less               o Corporation - Mellon Financial Corporation
than full adherence to the Code.
                                                                           o employee - any employee of Mellon Financial
Please  read  the  Code  carefully  and  retain  it for your                 Corporation or any of its subsidiaries
records.  From time to time,  you may be asked to certify in
writing  that you have  followed  the  Code,  so be sure you               o General Counsel - General Counsel of Mellon
understand  it.  Appropriate  officers  should  periodically                 Financial Corporation
reinforce  the  importance  of the Code to their  employees,
pointing out provisions of particular relevance.                           o Manager of the Ethics Office - Manager of the Ethics
                                                                             Office of Mellon Financial Corporation
The penalty for  violating any provision of this Code may be
disciplinary  action  up  to  and  including  dismissal.  In               o Mellon - Mellon Financial Corporation and all its
addition,  all  violations  of criminal  laws  applicable to                 wholly-or majority-owned subsidiaries and
Mellon'  businesses  are required to be and will be reported                 affiliates.
to the appropriate authorities for prosecution.

Although the Code provisions generally have worldwide applicability, some sections of the Code may conflict with the laws or customs of the countries in which Mellon operations are located. However, the Code may be amended only with the approval of the Ethics Office.

If  you  have  any  questions  about  this  Code,  ask  your supervisor,  contact the Ethics  Office or consult the Legal
Department.  If you  suspect  a  violation  of the  Code  of
Conduct,  contact the General Counsel.  You can also contact either the Manager of the Ethics  Office by using the Mellon
Ethics   Help  Line  or   EthicsPoint(R)Report   Line.   All
communications   can  be  handled  in  a  confidential   and
anonymous  manner (see page 2 to find out how to contact the
Ethics Office or EthicsPoint(R).
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YOUR RESPONSIBILITIES
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 As an employee,  your personal  conduct  should  reflect the              If, however you are uncomfortable contacting Mellon
 highest professional  standards of behavior. You are obliged              directly, you can contact EthicsPoint(R), an
 to monitor your personal and professional  affairs so as not              independent hotline provider as an alternative channel
 to  discredit  yourself  or  Mellon.  You  should  treat all              to raise your concerns.  All contacts can be anonymous
 persons fairly. Everyone,  including our competitors,  has a
 right  to  expect  you  will  act  with  complete   honesty,
 integrity,  and  fairness.  When,  on behalf of Mellon,  you              You can contact the ETHICSPOINT(R) REPORT LINE by:
 purchase a product or service, you should do so on the basis
 of quality and price.                                                     TELEPHONE:

 No code of conduct can anticipate  every  situation.  Common              NOTE:  Dial the AT&T Direct Access Number below
 sense and good  judgment  are  required in  responding  to a              assigned to your carrier (if one is needed).  Then, at
 situation  that may not seem to be  specifically  covered by              the voice prompt or AT&T Operator request, enter the toll
 the Code and in  recognizing  when to seek advice  regarding              free ETHICSPOINT(R)REPORT LINE NUMBER WHICH IS 866-294-
 application  of the Code.  Your  behavior  at work  reflects              4696.  There is no need to dial a "1" beofre the toll-
 Mellon's ethics, so you are expected to:                                  free number outside the US and Canada.

 o    obey all laws and  regulations  that apply to  Mellon's
      business;                                                            o Australia:  (carrier: Telstra) 1-800-881-011;
                                                                             (carrier: Optus) 1-800-551-155
 o    avoid   activities  that  could  create   conflicts  of              o Brazil:  0-800-890-0288
      interest  or  even  the   appearance  of  conflicts  of              o Canada: No Direct Access Code needed
      interest with Mellon; and                                            o Hong Kong:  (carrier: Hong Kong Telephone) 800-96-
                                                                             1111; (carrier: New World Telephone) 800-93-2266
 o    respect   the   confidentiality   of  Mellon   business              o India: 000-117
      information  and  information  about  those  with  whom              o Ireland:  1-800-550-000; (Universal
      Mellon has business relationships.                                     International - Freephone Number) 00-800-222-55288
                                                                           o Japan:  (carrier: IDC) 00 665-5111; (carrier: JT)
 Details  of  the  above  obligations  are  presented  in the                00 441-1111; (carrier: KDDI) 00 539-111
 remainder of this Code of Conduct. Remember, these standards              o Singapore: (carrier: Sing Tel) 800-011-1111;
 and examples serve as guidelines.                                           (carrier: StarHub) 800-001-0001
                                                                           o United Kingdom: (carrier: British Telecom) 0-800-
 Mellon wants to hear from you. If you have a question  about                89-0011; (carrier: C&W) 0-500-89-0011; (carrier:
 the Code of Conduct or related Corporate Policies, or if you                NTL) 0-800-013-0011
 want to report a concern regarding ethical business conduct,              o United States: No Direct Access Code needed
 please  contact  Mellon's  Ethics  Help  Line.  This line is
 answered by Mellon's  Ethics  Office  staff and all contacts              WEB:
 may be anonymous.
                                                                           o File a Report using the ETHICSPOINT(R) REPORT LINE
 You can contact Mellon's Ethics Help Line by:                               (this web page is hosted on EthicsPoint's secure
                                                                             servers and is not part of the Mellon web site or
 Telephone:                                                                  intranet).

 o    Asia (except Japan): 001-800-710-63562                               o Visit EthicsPoint(R)at http://www.ethicspoint.com
 o    Australia: 0011-800-710-63562
 o    Brazil: 0800-891-3813                                                MAIL:  EthicsPoint(R), Inc, 13221 SW 68th Parkway,
 o    Europe: 00-800-710-63562                                                    Suite 120 Portland, OR 97223 USA
 o    Japan:   appropriate   international   access   code  +
      800-710-63562  (Access  codes  are:  0061010,   001010,
      0041010 or 0033010)
 o    United     States     and     Canada:     1-888-MELLON2
      (1-888-635-5662)
 o    All other locations: call collect to 412-236-7519

 Email: ethics@mellon.com

 Mail: P.O. Box 535026 Pittsburgh, PA 15253-5026 - USA
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OBEYING LAWS AND REGULATIONS
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Numerous national,  state,  provincial and local laws of the               o lending trust funds to a Mellon officer, director or
countries  in which we do  business  apply to Mellon.  As an                 employee;
employee,  you are expected to conduct all business dealings
according to these laws. Violating any of them could subject               o certifying a check drawn on an account with
you and/or  Mellon to criminal and civil  penalties.  If you                 insufficient funds;
have  questions  about  these  laws  or how  they  apply  to
particular  situations,  ask your  supervisor or consult the               o making a loan or giving a gift to an examiner who has
Legal Department.                                                            the authority to examine Mellon or its
                                                                             affiliates;
Mellon  management should be informed of matters which might
adversely   affect  the  reputation  of  Mellon,   including               o misusing federal records and documents;
investigations  by any  governmental  agency.  You  must  be
completely  candid and  cooperative  in dealing  with Mellon               o using a computer to gain unauthorized access to Mellon
attorneys and auditors.                                                      records of a customer;

Criminal  Laws A number  of  criminal  laws  apply to Mellon               o knowing that a criminal offense has been committed and
employees.  Examples of activities  prohibited by these laws                 helping the criminal avoid capture or punishment;
are:
                                                                           o making false reports to government officials; and
o    corruptly  accepting  or  soliciting  anything of value
     (except  your  salary  or  other  compensation  paid by               o using software in knowing violation of a licensing
     Mellon)  intending  to be  influenced  or  rewarded  in                 agreement.
     connection  with  Mellon's  business  or in return  for
     confidential  information  (see page 8,  "Dealing  With
     Customers and Suppliers");                                            If you are arrested, indicted, or convicted of any
                                                                           criminal offense involving theft, dishonesty, or breach
o    intentionally  failing  to  make  currency  transaction               of trust or other type of offense which may affect your
     filings and other reports  required by the Bank Secrecy               employment status, you must notify your manager
     Act, and other laws;                                                  promptly.

o    knowingly engaging in a financial transaction involving               Anticompetitive Activities - The laws of many
     the  proceeds  of  an  illegal  activity  (i.e.,  money               jurisdictions prohibit anticompetitve activities.
     laundering);                                                          For example, in the United States the Sherman
                                                                           Antitrust Act prohibits any combination, conspiracy
o    stealing,  embezzling  or  misapplying  Mellon funds or               or agreement among competitors to restrict or
     assets;                                                               prevent competition.  A specific violation of this
                                                                           Act could be a formal or informal agreement between
o    using  threats,  physical  force or other  unauthorized               you and a Mellon competitor to fix prices, allocate
     means to collect money;                                               markets, allocate customers or refuse to deal with
                                                                           particular suppliers or customers.
o    issuing unauthorized  obligations (such as certificates
     of deposit,  notes or  mortgages)  or  recording  false               If you are in contact with Mellon's competitors, you must
     entries;                                                              avoid any agreements with them (or even circumstances
                                                                           that might give the appearance of such agreements)
o    using  Corporate  funds or assets to finance  campaigns               relating to how Mellon conducts its business. You should
     for political office;                                                 be especially careful at social or professional
                                                                           gatherings and at trade association meetings where
                                                                           discussions or exchanges of information relating to
                                                                           competitive matters could occur.
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OBEYING LAWS AND REGULATIONS (CONT.)
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Mellon strongly encourages  employees to promote the sale of               o You may not use Corporate funds or assets for
all  of  the   various   Mellon   products   and   services.                 political contributions in connection with political
"Cross-selling"  of  Mellon  products  and  services  is  an                 elections.  A number of jurisdictions (both national
extremely  valuable tool for increasing  Mellon's  revenues.                 and local) have laws restricting the use of corporate
However,  employees  should be aware that the United  States                 funds or assets in connection with elections in those
Federal  Bank  Holding  Company Act  Amendments  of 1970 and                 jurisdictions.Corporate assets include your time
antitrust laws prohibit Mellon from participating in certain                 during regular working hours, Mellon equipment and
"tying  arrangements." A tying arrangement is one in which a                 supplies, office space, clerical help and advertising
seller places  conditions on a sale, or the terms of a sale,                 facilities.
of a product or service that obligates a buyer to purchase a
separate product or service. For example, you may not extend               o You may not make any payment for an expressed purpose
credit  conditioned  on a  customer's  rental of a Bank safe                 on Mellon's behalf to any individual who you know
deposit  box.  You  must be  sure  that  you do not  require                 intends to use the money for a different purpose.
customers to participate in prohibited tying arrangements.
                                                                           o You may not make Corporate or personal payments of
The  prohibitions  against  tying  arrangements  in the Bank                 cash or other items of value to political candidates,
Holding  Company  Act do not  apply to  certain  traditional                 government officials or businesses that are designed
banking  practices such as requiring a compensating  balance                 to influence the judgment or actions of the recipients
in connection with a loan.                                                   in connection with any Mellon activity.  Indeed, many
                                                                             jurisdictions put stringent limitations on
Questions  concerning tying  arrangements or other antitrust                 entertainment of government officials.  It is not
laws should be directed to the Legal Department.                             prohibited under U.S. law, however, to make payments
                                                                             to foreign government employees with essentially
Illegal Use of Corporate Funds                                               ministerial or clerical duties to induce an act or
                                                                             decision not involving discretion.  Examples of such
The purpose of any  transaction  that  relates to  Corporate                 "facilitating" payments include payments to expedite
funds or assets must be revealed and recorded at the time of                 shipments through customs, payments to obtain adequate
the transaction.  As an employee, you may not participate in                 police protection and payments to place
any of the activities listed below.                                          transcontinental telephone calls.

o    You may not establish or maintain  secret or unrecorded               Questions concerning the permissibility of any of the
     funds.                                                                the above kinds of payments, which may raise issues
                                                                           under applicable laws, should be directed to the Legal
o    You may not engage in any transaction knowing that part               Department.
     of an anticipated payment is to be used for unlawful or
     improper purposes.

o    You  may  not  record  or   participate   in  recording
     incorrect, fictitious or misleading entries in Mellon's
     books or records.
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OBEYING LAWS AND REGULATIONS (CONT.)
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EQUAL  EMPLOYMENT  OPPORTUNITY LAWS                                        DRUG FREE WORKPLACE

Various  equal  employment   opportunity  (EEO)  laws  (both               The illegal possession, use, purchase, transfer or sale
national and local) apply to Mellon.  Some prohibit  certain               of narcotics or other controlled substances on Mellon
kinds of  discrimination  in hiring,  training,  determining               owned or controlled property, in Mellon owned or
promotions,  etc.; others require  Affirmative  Action (AA).               leased vehicles, during performance of Mellon business
All  employment  decisions  are  to  be  made  in  a  manner               or at Mellon sponsored events is strictly prohibited
consistent with applicable  laws.  Mellon strongly  supports               Any of these activities are grounds for disciplinary
the principles of these laws, and you are expected to comply               action, up to and including termination of employment.
with  them.  You should  address  any  questions  concerning               Mellon will cooperate with the appropriate law
Mellon's  EEO policy,  Mellon's  policy  prohibiting  sexual               enforcement agencies with respect to such acts.
harassment or Mellon's AA policy to the Legal  Department or               Employees are required to become thoroughly familiar
the  Corporate   EEO/AA  Director  in  the  Human  Resources               with our Drug and Alcohol Control Policy (CPP-504-4).
Department.
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AVOIDING CONFLICTS OF INTEREST
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In business, a conflict of interest is generally defined as                As an employee, you are not permitted to participate in
a single person or entity having two or more interests that                any activity that causes a conflict of interest or gives
are inconsistent. You should not cause Mellon or yourself to               the appearance of a conflict of interest.  Areas
have  a  conflict  of  interest.  You should be particularly               frequently involved in conflicts of interest and
sensitive  to  situations  involving  family  or  household                examples of prohibited activities are described below.
members.   In your case, a conflict of interest occurs when
you  allow  any  interest,  activity or influence outside of               If you believe that you have, or may be perceived to
Mellon to:                                                                 have, a conflict of interest, you must disclose that
                                                                           conflict to the Manager of the Ethics Office.  The
o   influence your judgment when acting on behalf of Mellon;               Manager of the Ethics Office must keep copies of all
                                                                           such disclosures.
o   compete against Mellon in any business activity;
                                                                           Questions concerning conflicts of interest should be
o   divert business from Mellon;                                           directed to the Ethics Office.

o   diminish the efficiency with which you perform your                    INVESTMENT DECISIONS
    regular duties;                                                        Because your investments can lead to conflicts of
                                                                           interest, you must be familiar with, and comply with,
o   harm or impair Mellon's financial or professional                      the investment guidelines contained in the Securities
    reputation; or                                                         Trading Policy, which contains restrictions and
                                                                           preclearance and reporting requirements for various
o   benefit you at the expense of Mellon.                                  types of securities transactions, including publicly
                                                                           traded securities.  The Securities Trading Policy also
                                                                           contains special requirements for dealings in Mellon
                                                                           securities.  In addition, certain types of investments
                                                                           must be reviewed individually.
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AVOIDING CONFLICTS OF INTEREST (CONT.)
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INVESTMENTS THAT REQUIRE APPROVAL                                          MONITORING OUTSIDE ACTIVITIES

In addition to the requirements  contained in the Securities               As an employee, you are expected to avoid any
Trading Policy, you are required to obtain approval from the               outside interest or activity that will interfere with
Manager of the Ethics Office:                                              your duties.  Generally, your outside interests or
                                                                           activities should not:
o    before you invest in a business  enterprise if you have
     responsibilities    for,   or   have    decision-making               o significantly encroach on time or attention you
     responsibilities  regarding,  providing services to, or                 devote to your duties;
     purchasing  goods  and  services  from,  that  business
     enterprise on behalf of Mellon; or                                    o adversely affect the quality of your work;

o    to hold an investment  in a business  enterprise if you               o compete with Mellon's activities;
     are    assigned    responsibility    for,    or    have
     decision-making  responsibilities regarding,  providing               o involve any significant use of Mellon's equipment,
     services to, or purchasing goods or services from, that                 facilities or supplies;
     business  enterprise on Mellon's  behalf after you have
     made your investment.                                                 o imply Mellon's sponsorship or support (for example,
                                                                             through the use of Mellon stationery for personal
SELF-DEALING                                                                 purposes); or

To further avoid  conflicts of interest,  you are restricted               o adversely affect the reputation of Mellon.
from  becoming  involved in certain  business  dealings with
Mellon. As an employee, you are prohibited from:                           LIMITING OUTSIDE EMPLOYMENT

o    directly or  indirectly  buying assets from (other than               While an employee, you may not accept outside
     assets  being   offered  to  the  public  or  employees               employment as a representative who prepares, audits
     generally), or selling assets to, Mellon or any account               or certifies statements or documents pertinent to
     for which  Mellon acts as a  fiduciary  unless you have               Mellon's business.
     prior consent from the appropriate  officer or you have
     court or regulatory approval, as required;                            In addition, you must obtain approval from the
                                                                           Manager of the Ethics Office before you accept
o    representing   Mellon  in  any  activity   (whether  an               employment as a broker, contractor or agent who
     internal  Mellon  activity  or  a  transaction  between               engages in real estate transactions such as negotiating
     Mellon and a third party)  requiring  your  judgment or               and selling mortgages for others, appraising property
     discretion  which affects a person or  organization  in               or collecting rents; or as an attorney, tax or investment
     which  you  have  a  material  interest,  financial  or               counselor, or insurance broker or agent.
     otherwise.   For  example,   you  are  prohibited  from
     representing  Mellon in lending  money to a relative or
     close personal friend because it might impair or appear
     to impair your professional judgment or the performance
     of your duties, or from giving credit approval to loans
     made by an employee who is your spouse because it might
     impact  your   spouse's   incentive   compensation   or
     performance appraisal; and

o    representing any non-Mellon  company in any transaction
     with Mellon that involves the exercise of discretion by
     either party.
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AVOIDING CONFLICTS OF INTEREST (CONT.)
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PURCHASING REAL ESTATE                                                     Even if you are acting on behalf of a family member or
                                                                           receive approval to act as fiduciary or co-fiduciary, you
Because certain  subsidiaries of the Corporation are engaged               are expected to follow these guidelines:
in real estate  activities,  any real estate transaction you
make  must  be   scrutinized  to  make  certain  it  is  not               o avoid any representations that you are performing
competitive with Mellon activities.                                          (or have access to) the same professional services
                                                                             that are performed by a Bank;
Unless you receive  prior  approval  from the Manager of the
Ethics  Office,  or the purchase is made in a public auction               o do not accept a fee for acting as co-fiduciary with a
in which Mellon is not competing, you should not directly or                 Bank unless you receive approval from the board
indirectly:                                                                  of directors of that Bank; and

o    purchase  commercial real estate from, or sell it to, a               o do not permit your appointment to interfere with the
     current or known potential Mellon customer;                             time and attention you devote to your job
                                                                             responsibilities.
o    purchase  any  real  estate  with a  mortgage  on which
     Mellon is  foreclosing  or on which you know  Mellon is               PARTICIPATING IN CIVIC AFFAIRS
     planning to foreclose; or                                             You are encouraged to take part in charitable,
                                                                           educational, fraternal or other civic affairs, as long as
o    bid on or purchase any real estate that you know Mellon               such affairs do not interfere or conflict with your
     is considering or is likely to consider purchasing.                   responsibilities at Mellon.  However, you should review
                                                                           the requirements of "Serving as an Outside Director or
ACCEPTING HONORARIA                                                        Officer" (see below) as they may apply to your
                                                                           participation in civic affairs.  You should not imply
Neither  you nor any  member of your  immediate  family  may               Mellon's sponsorship or support of any outside event
accept cash  honoraria  for your public  speaking or writing               or organization without the approval of the Chief
services  on  Mellon's  behalf.  If  a  cash  honorarium  is               Executive Officer of your entity or the Chief Executive
tendered,  you  should  donate  it to the  Mellon  Financial               Officer's delegate.
Corporation Fund, request that it be donated to a charity of
your choice, or turn it over to the Finance Department.  You               SERVING AS AN OUTSIDE DIRECTOR OR OFFICER
may accept noncash  honoraria of nominal value (In the U.S.,               In view of the potential conflicts of interest and the
nominal  value  means  less than  $100.  Contact  the Ethics               possible liability for both you and Mellon, you are urged
Office for assistance in determining nominal values in other               to be cautious when considering service as an officer,
locations.)  You also may  accept  reimbursement  of related               general partner or director of any non-Mellon entity.
expenses  subject  to the  approval  of the  Manager  of the               Before agreeing to such service, you should review
Ethics Office. You should check with the Tax Group to ensure               and comply with the Corporate Policy on Serving as a
proper tax treatment.                                                      Director/Officer of an Outside Entity (CPP-805-1),
                                                                           which requires approvals to hold certain outside offices
ACCEPTING FIDUCIARY APPOINTMENTS                                           and directorships.  Approvals granted under this Policy
                                                                           do not constitute requests by Mellon to serve, nor do
A   fiduciary   appointment   is   an   appointment   as  an               they carry with them indemnification.
administrator,  executor,  guardian,  custodian for a minor,
trustee or managing  agent.  Unless you are acting on behalf               While you are serving as an officer, general partner or
of a member  of your  family or you have  obtained  approval               director of an outside entity, you should:
from the Manager of the Ethics Office,  you may not accept a
fiduciary or co-fiduciary appointment.  You also may not act               o not attempt to influence or take part in any vote or
as a deputy or  co-tenant  of a safe  deposit box, or act as                 decision that may lead to the use of a Mellon
agent or attorney-in-fact  (including signer or co-owner) on                 product or service by the outside entity, or result in
a customer's account.                                                        the conferring of some specific benefit to Mellon by
                                                                             the outside entity, and see that the outside entity's
                                                                             records reflect your abstention;
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AVOIDING CONFLICTS OF INTEREST (CONT.)
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o    relinquish  any  responsibility  you may  have  for any               GIFTS AND ENTERTAINMENT
     Mellon relationship with the outside entity;                          You may not offer or accept gifts or other items of
                                                                           value under circumstances intended to influence you, a
o    be  satisfied  that the  outside  entity  conducts  its               customer or supplier in conducting business.  Items of
     affairs  lawfully,  ethically  and in  accordance  with               value include money, securities, business
     prudent management and financial practices; and                       opportunities, goods, services, discounts on goods or
                                                                           services, entertainment, food or drink (see page 3,
o    comply  with the annual  approval  requirements  in the               "Obeying Laws and Regulations").  Employees should
     Corporate Policy on Serving as a Director/Officer of an               be aware that certain lines of businesses may have
     Outside Entity (CPP-805-1).                                           more restrictive policies.  For example, in the United
                                                                           States employees of NASD members must adhere to
Any   employee   serving   as  a   treasurer   of  a  public               NASD rules regarding gifts and entertainment.
organization - such  as a school  district,  borough  or other
similar   government   entity  -  must   consult  the  Legal               Specifically, you may not:
Department for further guidelines.
                                                                           o solicit for yourself or for a third party (other than
PARTICIPATING IN POLITICAL ACTIVITIES                                        Mellon) anything of value from anyone in return for
                                                                             any Mellon business, service or confidential
Mellon encourages you to keep informed concerning  political                 information;
issues  and  candidates  and to take an active  interest  in
political  affairs.  If you do  participate in any political               o give cash gifts to, or accept cash gifts from, a
activity,  however,  you may not act as a representative  of                 customer, supplier or person to whom you refer
Mellon unless you are specifically  authorized in writing to                 business;
do so by the Chief Executive Officer of the Corporation.
                                                                           o use your position at Mellon to obtain anything of
As explained in "Obeying  Laws and  Regulations"  on page 4,                 value from a customer, supplier or person to whom
Mellon employees are not permitted to use Corporate funds or                 you refer business;
assets in connection with political elections. In accordance
with  applicable   laws,   however,   Mellon  may  establish               o accept gifts under a will or trust instrument of a
political action committees for lawful  participation in the                 customer unless you have the prior approval of the
political  process.  The use of Corporate funds or assets in                 Manager of the Ethics Office; or
connection with political  elections may not be made without
prior approval of the Legal Department.                                    o except as provided below, accept anything of value
                                                                             (other than earned salary, wages and fees) from
Hospitality  toward  public  officials  should never be such                 anyone in connection with Mellon business.
that it could tend to compromise,  or give the appearance of
compromising,   the  honesty  or  integrity  of  the  public               The business practices listed below do not create the
official or Mellon.  Hospitality should be extended with the               risk of corruption or breach of trust to Mellon and are
expectation  that it will become public knowledge and should               permissible.  Accordingly, you may accept:
be  extended  in  compliance  with all  applicable  laws and
regulations.                                                               o gifts, gratuities, amenities or favors based on
                                                                             obvious family or personal relationships (such as
DEALING WITH CUSTOMERS AND SUPPLIERS                                         those between an employee's parents, children, or
                                                                             spouse) where the circumstances make it clear
In your dealings with  customers and  suppliers,  situations                 that those relationships - rather than Mellon
sometimes  occur that may create a conflict  of  interest or                 business - are the motivating factors;
the  appearance  of a conflict  of  interest.  To avoid such conflicts,  Corporate  policies were  developed in the areas listed below.
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AVOIDING CONFLICTS OF INTEREST (CONT.)
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o    meals,    refreshments,    travel    arrangements    or               Entertainment, gifts or prizes given to customers or
     accommodations,  or  entertainment  of reasonable value               suppliers by employees should be appropriate for the
     and in the course of a meeting or other  occasion  held               circumstances and constitute necessary and incidental
     for business  discussions,  provided  that the expenses               Mellon business expenses.  If you seek reimbursement
     would  be  paid  by  Mellon  as a  reasonable  business               from Mellon for business expenses, it is your
     expense;                                                              responsibility to see that your expense diary is
                                                                           accurate and reflects only appropriate business
o    loans from other  banks or  financial  institutions  on               expenses.  In dealing with employees of other banks or
     customary  terms to finance  proper and usual  employee               bank holding companies in the United States, you
     activities (such as home mortgage loans),  except where               should be aware that gifts or prizes given to those
     prohibited by law;                                                    employees are subject to the United States Bank
                                                                           Bribery Law, and that the United States Bank Bribery
o    advertising  or  promotional  material,  such as  pens,               Law applies to both givers and recipients.
     pencils,  note pads, key chains,  calendars and similar
     items  having a nominal  value.  (In the U.S.,  nominal               BORROWING FROM CUSTOMERS
     value means less than $100.  Contact the Ethics  Office               You are not permitted to borrow from, or lend your
     for assistance in  determining  nominal values in other               personal funds to, Mellon customers, brokers or
     locations.)                                                           suppliers.  Credit transactions in customer's normal
                                                                           course of business and on regular terms (for example,
o    discounts or rebates on merchandise or services that do               transacting business with a recognized lending
     not exceed those available to other customers;                        institution or charging items at a department store) are
                                                                           not included in this restriction.
o    gifts  that  have  a  nominal   value  (see  above  for
     description  of  nominal  value)  and  are  related  to               GIVING ADVICE TO CUSTOMERS
     commonly  recognized  events  or  occasions,  such as a               Unless your regular Corporate duties specifically
     promotion, conference, sports outing, new job, wedding,               permit, you may not give legal, tax or investment
     retirement or holiday; or                                             advice to customers.

o    civic,    charitable,    educational    or    religious               Legal Advice - You may be asked by a customer to
     organization  awards for  recognition  of  service  and               make a statement regarding the legal implications of a
     accomplishment.                                                       proposed transaction.  You cannot give legal advice to
                                                                           customers.  Be sure, therefore, that nothing you say
If you receive or  anticipate  receiving  something of value               might be interpreted as legal advice.
from a  supplier,  customer  or  person  to whom  you  refer
business in a situation that is not  specifically  permitted               Tax and Investment Advice - You may not advise
by the Code,  you must  notify  the  Manager  of the  Ethics               customers on matters concerning tax problems, tax
Office in writing of the  circumstances.  You may not accept               return preparation or investment decisions.
the item (or must return it if you have already received it)
unless you receive  approval  from the Manager of the Ethics               Recommending Professional Services
Office.  The Manager of the Ethics  Office  will  approve or               Customers and others may ask your help to find
deny  requests   based  upon  the   reasonableness   of  the               qualified professional people or firms.  Unless you
circumstances and whether the circumstances pose a threat to               name several candidates without indicating favoritism,
Mellon's  integrity.  The Manager of the Ethics  Office will               you may not recommend attorneys, accountants,
maintain copies or records of all requests and responses.                  insurance brokers or agents, stock brokers, real estate
                                                                           agents, etc., to customers, employees or others.
                                                                           Under no circumstances may you make a
                                                                           recommendation if you expect to benefit.
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RESPECTING CONFIDENTIAL INFORMATION
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As  an  employee,   you  may  have  knowledge,   reports  or               Except as required by law or approved by the Finance
statements about Mellon's  business or possess  confidential               Department, financial information is not to be released
information   about  the  private  or  business  affairs  of               to any person or organization.  If you have any
Mellon's customers and suppliers. You should assume that all               questions about disclosing financial information,
information about Mellon business or the private or business               contact the head of the Finance Department.
affairs of Mellon's customers (including applicants,  former
customers and  employees/retirees of customers) or suppliers               MELLON EXAMINATION INFORMATION
is  confidential  and you should treat that  information  as               Virtually all Mellon entities are periodically reviewed
privileged and hold it in the strictest confidence.                        by regulatory examiners.  Certain reports made by those
                                                                           regulatory agencies are the property of those agencies
Confidential  information  is to be used  only for  Mellon's               and are strictly confidential.  Giving information from
Corporate purposes.  Under no circumstances may you use such               those reports to anyone not officially connected with
information  for  personal  gain or pass it on to any person               Mellon is a criminal offense.
outside  Mellon,  including  family or  friends,  or even to
other employees who do not need such  information to perform               Questions concerning examination information should
their  jobs or to provide  services  to or for  Mellon.  All               be directed to the Legal Department.
employees  must  comply  with  Mellon's   Consumer   Privacy
Policies and applicable privacy laws and regulations.                      MELLON PROPRIETARY INFORMATION
                                                                           Certain nonfinancial information developed by
TYPES OF CONFIDENTIAL INFORMATION                                          Mellon - such as business plans, customer lists,
                                                                           methods of doing business, computer software, source
Although it is impossible  to provide an exhaustive  list of               codes, databases and related documentation - is
information that should remain  confidential,  the following               valuable information that is proprietary and
are   examples   of  the  general   types  of   confidential               confidential.  You are not to disclose it to anyone
information  that  employees  might  receive in the ordinary               outside Mellon or to anyone inside Mellon who does
course of carrying out their job responsibilities.                         not have a need to know such information.  This
                                                                           obligation extends beyond the period of your
INFORMATION OBTAINED FROM BUSINESS RELATIONS                               employment with Mellon.  Employees are prohibited
                                                                           from using Corporate time, resources and assets
You may possess  confidential  information  about those with               (including Mellon proprietary information) for personal
whom  Mellon  has  business  relations.  If  released,  such               gain.  Mellon has proprietary rights in any materials,
information  could  have  a  significant   effect  on  their               products or services that you create which relates to
operations,  their business  reputations or the market price               your work at Mellon, that use Mellon resources
of  their  securities.  Disclosing  such  information  could               (equipment, etc.) or that are created during your
expose  both  you  and  Mellon  to  liability  for  damages.               regular work hours.  You must disclose any such
Customer information should not be released to third parties               materials, products or services to Mellon.
without  customer  authorization  except as  approved by the
Legal Department.                                                          ELECTRONIC INFORMATION SYSTEMS
                                                                           E-mail (internal and external), voice mail and
MELLON FINANCIAL INFORMATION                                               communications systems are intended for Mellon
                                                                           business use only.  Messages and information
Financial information about Mellon is confidential unless it               contained on these systems are subject, at Mellon's
has been  published in reports to  shareholders  or has been               sole discretion, to access, monitoring, review and/or
made otherwise  available to the public. It is the policy of               disclosure by authorized Mellon personnel with or
the   Corporation   to  disclose  all   material   Corporate               without notice, at any time.  You should not expect
information  to the  public in such a manner  that all those               messages sent on these systems to be treated as
who are  interested in the  Corporation  and its  securities               private or confidential.  Employees may not use e-mail
have equal access to such information.                                     systems to (l) bypass financial transaction
                                                                           documentation requirements; (2) send inappropriate,
                                                                           harassing or offensive messages; (3) solicit; or (4)
                                                                           deliberately distribute any program or virus that could
                                                                           be destructive to hardware, software, or files on any
                                                                           computer.  You should also limit the transmission of
                                                                           highly sensitive information on these systems.
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RESPECTING CONFIDENTIAL INFORMATION (CONT.)
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Messages  created in these  systems  should be in compliance               INSIDE INFORMATION
with the Corporate Policy on the Records  Management Program               Inside information is material nonpublic information
(CPP-109-03).  For more detailed information on use of these               relating to a company whose securities trade in a public
systems,  see  the  Corporate  Policies  on Use of  Mellon's               market.  Information is considered "material" if it
E-Mail Network for Internal Communications  (CPP-111-04(A));               is important enough to affect the judgment of investors
Use of Mellon's  E-Mail Network for External  Communications               about whether to buy, sell or hold securities of that
(CPP-111-04(B));   and  Access  to  Electronic   Information               company, or to influence the market price of those
(CPP-111-4).  Additionally, Mellon provides employees access               securities.
to  both  the  Internet  and  Intranet   (Mellon's  internal
Internet   system)   as  a   resource   to   obtain   Mellon               Courts have ruled that inside information must be
organizational or business related information.  Your use of               made public before anyone possessing it can trade, or
the  Internet  and  Intranet  is subject,  at Mellon's  sole               recommend the purchase or sale of, securities of the
discretion, to access, monitoring,  review and/or disclosure               issuing company.  Under various securities laws (at
by authorized  Mellon  personnel with or without notice,  at               both the national and local level), you, Mellon and any
any  time,   and   should   not  be  viewed  as  private  or               person with whom you share the information could be
confidential.  For more detailed  information  on use of the               held legally responsible for misusing inside
Internet  and  Intranet,   see  the   Corporate   Policy  on               information.
Internet/Intranet Access (CPP-118-1).
                                                                           Obviously, inside information rules can be very difficult
INFORMATION SECURITY SYSTEMS                                               to apply in given circumstances.  Employees must be
                                                                           extremely cautious in discussing Mellon information
If you have access to Mellon  information  systems,  you are               with any person outside of Mellon or in using
responsible  for taking  precautions  necessary  to prohibit               information obtained at Mellon in making personal
unauthorized  entry to the system. You should safeguard your               investment decisions.  If you have any doubts about
passwords or other means of entry.                                         whether or not an item is inside information or whether
                                                                           or not it has been or should be revealed, consult the
COMPUTER SOFTWARE                                                          Legal Department.

Computer software is to be used for Mellon business only and must be used in  accordance  with the terms of the licensing agreement.  No copying of  software is  permitted  except in accordance with the licensing agreement.
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RULES FOR PROTECTING CONFIDENTIAL INFORMATION
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The  following  are some  basic  rules to follow to  protect               OTHER CUSTOMERS
confidential information.                                                  Where appropriate, customers should be made aware
                                                                           that employees will not disclose to them other
LIMITED COMMUNICATION TO OUTSIDERS                                         customers' confidential information or use the
                                                                           confidential information of one customer for the benefit
Confidential  information  should  not  be  communicated  to               of another.
anyone  outside  Mellon,  except  consistent  with  Mellon's
policies on communicating such information.                                NOTIFICATION OF CONFIDENTIALITY
                                                                           When confidential information is communicated to any
CORPORATE USE ONLY                                                         person, either inside or outside Mellon, they should be
                                                                           informed of the information's confidential nature and
Confidential  information  should be used only for  Mellon's               the limitations on its further communication.
Corporate  purposes.  Under no circumstances may an employee use it, directly or indirectly, for personal gain or for the benefit of any  outside  party who is not  entitled  to such information.

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RULES FOR PROTECTING CONFIDENTIAL INFORMATION (CONT.)
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PREVENTION OF EAVESDROPPING                                                o using code names;

Confidential matters should not be discussed in public or in               o limiting the staffing of confidential matters (for
places,   such  as  in  building  lobbies,   restaurants  or                 example, limiting the size of working groups and the
elevators, where persons may overhear.  Precautions, such as                 use of temporary employees, messengers and work
locking  materials  in  desk  drawers  overnight,   stamping                 processors); and
material  "Confidential" and delivering  materials in sealed
envelopes,  should be taken with written materials to ensure               o requiring written confidentiality agreements for
they are not read by unauthorized persons.                                   certain employees.

DATA PROTECTION                                                            Any supplemental procedures should be used only to
                                                                           protect confidential information and not to circumvent
Data stored on personal  computers and  diskettes  should be               appropriate report and record keeping requirements.
properly   secured   to  ensure  it  is  not   accessed   by
unauthorized  persons.  Access to computer  files  should be               SECURITIES FIRE WALL POLICY
granted  only  on  a  need-to-know   basis.  At  a  minimum,               To facilitate compliance with the prohibition on trading
employees  should comply with applicable  Mellon policies on               in securities while in possession of insider information,
electronic  data security.  Data stored on paper should also               diversified financial services organizations, including
be properly  secured  (locked as appropriate) to ensure that               Mellon, have adopted securities fire wall policies, which
it is not accessed by unauthorized  persons. All data should               separate the business units or employees likely to
be retained based on the applicable data retention schedules               receive insider information from the business units or
in each line of business.  For further  information  see the               employees that trade securities or provide investment
see the Corporate  Policies on Records  Management  Creation               advice.
(CPP-111-02) and Records Retention (CPP-111-03)
                                                                           Mellon's policy on Securities Firewalls(CPP-903-2(C))
CONFIDENTIALITY AGREEMENTS                                                 establishes rules restricting the flow of information
                                                                           within Mellon to investment personnel; procedures to be
Confidentiality  agreements  to which Mellon is a party must               used by investment personnel to obtain information from
be complied  with in  addition  to, but not in lieu of, this               other departments or divisions of Mellon or from other
Policy.   Confidentiality   agreements   that  deviate  from               Mellon subsidiaries; and procedures for reporting the
commonly  used forms  should be  reviewed  in advance by the               receipt of material nonpublic information by investment
Legal Department.                                                          personnel.

CONTACT WITH THE PUBLIC                                                    You must know this policy, particularly if you work in an
                                                                           area that handles investment decisions or if you supply
All contacts with  institutional  shareholders or securities               or might be asked to supply information to employees in
analysts  about  Mellon must be made  through  the  Investor               such areas.  Under no circumstances should you
Relations Division of the Finance  Department.  All contacts               receive or pass on information that may create a conflict
with the media and all speeches or other  public  statements               of interest or interfere with a fiduciary obligation of
made on behalf of Mellon or about Mellon's  businesses  must               Mellon.
be  cleared  in  advance  by  Corporate  Affairs.  All media inquiries  should  be  directed  to  Corporate  Affairs.  In speeches and statements  not made on behalf of Mellon,  care should  be  taken  to  avoid  any  implication  that  Mellon endorses the views expressed.

SUPPLEMENTAL PROCEDURES

Mellon entities, departments, divisions and groups should establish their own supplemental procedures for protecting confidential information, as appropriate. These procedures may include:

o    establishing    records   retention   and   destruction
     policies;
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TERMINATION OF EMPLOYMENT
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You must return all property of Mellon immediately before or upon termination of employment. This includes all forms of Mellon proprietary information; all hard-copy and computer
files;   customer  lists;  personal  computer  hardware  and
software; statistical analysis, product pricing, various formulas and models; identification cards; keys and access cards; and other confidential information. In addition, you may not retain copies of any such property. You must also return cellular or car phones, pagers, laptop computers and any other equipment that Mellon made available to facilitate the performance of your job.

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RESTRICTIONS ON WAIVERS FOR EXECUTIVE OFFICERS
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No  waiver  of this  CODE OF  CONDUCT  will be made  for any executive officer of the Corporation unless the waiver is made by the Corporation's board of directors (or a committee
thereof)  and  is  promptly   disclosed   to   shareholders.
Individuals who are deemed to be "executive officers" of the Corporation will be notified of this fact.
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NOTES
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                       [GRAPHIC OMITTED][GRAPHIC OMITTED]




                       Personal Securities Trading Policy

                                  November 2006


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Table of contents



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Topic                                                                              Page(s)

Chairman's Letter                                                                     1
Introduction                                                                          2
Your Compliance is Required                                                           3

Getting Help                                                                          4
Classification of Employees                                                          5-6
General Standards of Conduct                                                        7-13
   Your Responsibility                                                                7
   Customer Interests                                                                 7
   Fiduciary Duties                                                                   7
   Protecting Material Nonpublic Information and Compliance with Securities          7-9
   Laws
   Dealing in Funds                                                                   9
   When You Trade in Mellon Securities                                              10-11
     General Restrictions                                                            10
     Mellon 401(k) Plan                                                              10
     Mellon Employee Stock Options                                                   11
     Mellon Employee Stock Purchase Plan (ESPP)                                      11
     Mellon Restricted Stock                                                         11
   When You Trade in Non-Mellon Securities                                          12-13
     General Restrictions                                                            12
     Initial Public Offerings                                                        12
     Private Placements                                                              13
Additional Rules for ADM and Investment Employees                                   14-20
   Summary of Requirements                                                           14
   Report Securities Accounts and Holdings, including Proprietary Funds              15
   Report Transactions and Update Holdings on a Quarterly Basis                      16
   Obtain Preclearance Prior to Initiating a Transaction                            16-17
   Avoid Short-Term Trading                                                          18
   Additional Requirements for ADM Employees                                        18-20
     Special Purpose ADM Quarterly Securities Report                                 18
     Contemporaneous Disclosures                                                    18-19
     Restrictions for ADMs who are Portfolio Managers ("7 Day Blackout               19
     Period")
     Requirements for ADMs who are MCADMs (Transactions & Holdings in                20
     Micro-Cap Securities)
Additional Rules for Insider Risk Employees                                         21-23
   Summary of Requirements                                                           21
   Report Securities Accounts, Holdings and Transactions                            21-22
   Update Securities Holdings                                                        22
   Obtain Preclearance Prior to Initiating a Securities Transaction                  23
Additional Rules for Other Employees                                                 24
   Dealing in Mellon securities (outside of Mellon employee benefit                  24
   programs)
   Credit or Advisory Relationship                                                   24
   Reporting Securities Holdings and Transactions                                    24
Supplemental Information                                                            25-26
   Employees' Financial Information                                                  25
   Restricted List                                                                   25
   Standards For Preclearance of De Minimis Transactions                            25-26
Glossary Definitions                                                                27-32

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Chairman's Letter
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Dear Fellow Employee:

The highest standards of ethical business practices and unwavering loyalty to our customers have been the cornerstones of our culture since Mellon was founded in 1869. Our Shared Values - Integrity, Teamwork and Excellence - are our guiding principles and underscore our commitment to conduct Mellon's business honorably at all times.

We have many opportunities to grow and strengthen our company. But we must deal effectively with the inherent risk that comes with operating and expanding complex global operations. Building a reputation of integrity takes the hard work of many people over many years. But reputations are fragile and can be damaged by just one person making a poor decision. So every Mellon employee must accept personal responsibility for our good reputation and work each day to maintain it.

One area of particular importance is the continued emphasis Mellon places on ensuring that our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which Mellon does business.

Mellon's leading role in the investment industry carries with it special responsibilities for each of us to preserve the integrity and credibility of that industry. To respond to regulations and satisfy our desire to demonstrate our commitment to the highest ethical business standards, the Personal Securities Trading Policy has been revised. Most significantly, two separate editions of the Policy - which addressed different groups of employees based on job function - have been streamlined into one consolidated version that will better serve your needs through improved readability and reduced redundancy.

I urge you to take the time to fully understand the policy and consult it whenever you are unsure about appropriate activity regarding your investments. We are all responsible for following the procedures and respecting the limitations placed on our personal investments as described in the Personal Securities Trading Policy.

Sincerely,

[GRAPHIC OMITTED][GRAPHIC OMITTED]
Bob Kelly
Chairman, President and Chief Executive Officer

-------------------------------------------------------------------------------
Introduction
-------------------------------------------------------------------------------


Purpose of the Policy

     The Personal Securities Trading Policy (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon employee.

     Mellon and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. Mellon expects its employees to adhere to such laws and has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

Policy Administration

     The Policy is developed, interpreted, and administered by the Ethics Office. Amendments or waivers may only be granted at the discretion of the Manager of the Ethics Office. Any waiver or exemption will be official only if evidenced in writing. All waivers or exemptions will be maintained in the Ethics Office. Mellon has formed an Investment Ethics Council (IEC), which is composed of investment, legal, risk management, compliance and ethics representatives of Mellon and its affiliates. The IEC will provide interpretive guidance to the Ethics Office and will specifically oversee the personal trading activities of employees designated as Access Decision Makers (ADMs). The IEC will meet periodically to consider issues related to personal securities trading and investment activity by ADMs.

General Covered Activities

     All employees of Mellon and subsidiaries more than 50% owned by Mellon are subject to this Policy. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. The Policy's applicability to consultants and contract or temporary employees (including interns) will be determined on a case-by-case basis (see section titled "Classification of Employees - Consultants, Independent Contractors and Temporary Employees" for a more detailed discussion).

     The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the General Counsel or the Manager of the Ethics Office.

     This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. Employees are reminded that various securities laws attribute ownership to anyone who has the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This means employees will be held to full compliance for trading that occurs in accounts not owned directly by the employee, but deemed to be indirectly owned.

     While employees should consult the Glossary for a complete definition of the terms "security" and "indirect ownership", in general they mean:

o security - any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, all securities are covered unless expressly exempt from reporting or preclearance.

o indirect ownership - you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family member in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities. Employees are strongly urged to carefully review the definition of indirect ownership in the Glossary as securities held in trusts and partnerships may be covered by this Policy.

-------------------------------------------------------------------------------
Your Compliance is Required
-------------------------------------------------------------------------------

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Employees must read the Policy and must comply with it - in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, cancellation of trades, selling of positions, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies.

Employees must also comply with Mellon's Code of Conduct, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

Mellon will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you may be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

-------------------------------------------------------------------------------
Getting Help
-------------------------------------------------------------------------------

Mellon wants to hear from you. If you have a question about the Policy, Code of Conduct or related Corporate Policies, or if you want to report a concern regarding ethical business conduct, please contact Mellon's Ethics Office. Known violations of the Policy must be reported and either the Mellon Ethics Help Line or the Ethics Point(R) Report Line may be used for this purpose. Below is the relevant contact information.

Mellon's Ethics Help Line - This line is answered by Ethics Office staff and contacts may be anonymous. You can reach the Ethics Help Line by:

Telephone:

o    Asia (except place country-region

o    Japan): 001-800-710-63562 placecountry-region

o    Australia: 0011-800-710-63562 placecountry-region

o    Brazil: 0800-891-3813 place

o    Europe: 00-800-710-63562 placecountry-region

o Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010) country-region

o    United States and placecountry-region

o    Canada: 1-888-MELLON2 (1-888-635-5662)

o    All other locations: call collect to 412-236-7519

Email: ethics@mellon.com

Mail:  Mellon's  Ethics  Office  addressStreet
P.O.  Box  535026  CityPittsburgh,
State PA PostalCode 15253-5026 - place country -region USA

EthicsPoint(R) Report Line - If you are uncomfortable contacting Mellon directly, you can contact EthicsPoint(R), an independent hotline provider as an alternative channel to raise your concerns. All contacts may be anonymous. You can reach the EthicsPoint(R) Report Line by:

Telephone: Dial the AT&T Direct Access Number noted below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free EthicsPoint(R) Report Line number. There is no need to dial a "1" before the toll-free number outside the country-regionUS and placecountry-regionCanada.

EthicsPoint(R) Report Line number: 866-294-4696

AT&T Direct Access Numbers: placecountry-regiono

o Australia: (carrier: Telstra) 1-800-881-011; (carrier: Optus) 1-800-551-155 placecountry-region

o    Brazil: 0-800-890-0288 placecountry-region

o    Canada: No Direct Access Code needed place

o    Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111;  (carrier: New World
     Telephone)     800-93-2266      placecountry-region

o     India:     000-117
     placecountry-regiono  Ireland:   1-800-550-000;   (Universal  International
     Freephone Number)  00-800-222-55288  placecountry-region

o    Japan: (carrier:  IDC) 00 665-5111;  (carrier:  JT) 00 441-1111;  (carrier:
     KDDI) 00 539-111 placecountry-regiono Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub) 800-001-0001 placecountry-region

o United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier: C&W) 0-500-89-0011; (carrier: NTL)0-800-013-0011 placecountry-region

o    United States: No Direct Access Code needed

Web:

o File a Report online using the EthicsPoint(R) Report Line (this web page is hosted on EthicsPoint(R)'s secure servers and is not part of the Mellon web site or intranet).

o    Visit EthicsPoint(R) at http://www.ethicspoint.com

Mail: EthicsPoint(R), Inc, addressStreet13221 SW 68th Parkway, Suite 120 CityPortland, StateOR PostalCode97223 country-regionUSA

--------------------------------------------------------------------------------
Classification of Employees
--------------------------------------------------------------------------------

The Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon, therefore, each employee will be assigned a classification. Classification assignments are the responsibility of line of business compliance and management, in consultation with the Ethics Office. Employees will be designated into one of the following classifications:
o Access Decision Maker o Investment Employee o Insider Risk Employee o Other Employee

It  is  the   responsibility  of  each  manager  to  communicate  an  employee's classification and an employee's obligation to confirm their classification with their manager, Compliance Officer or the Ethics Office.

Access Decision Maker (ADM) and Micro-Cap Access Decision Maker (MCADM)

Generally, employees are considered ADMs if they are Portfolio Managers or Research Analysts and make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. The IEC must designate all persons classified as ADMs. The following employees are generally not ADMs: o Traders o Portfolio Managers of funds which are limited to replicating an index

Micro-Cap ADMs (MCADMs) - MCADMs are a subset of ADMs who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. The following market capitalization thresholds should be followed when determining whether or not an ADM should be considered a MCADM: placecountry-regiono United States - market capitalization is equal to or less than $250 million placecountry-regiono United Kingdom - market capitalization is equal to or less than (pound)150 million placecountry-regiono Japan - market capitalization is equal to or less than
(Y)20 billion placecountry-regiono Brazil - market capitalization is equal to or less than R$10 million

Investment Employee

You are considered to be an Investment Employee if, in the normal conduct of your job responsibilities, you have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, or are involved in making securities recommendations to advisory clients or have access to such recommendations before they are public.

This will typically include employees in the Asset Management business, such as:

o certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a Mellon entity regulated by certain investment company laws. Examples are:

- in the placecountry-regionUS, includes employees who are "advisory persons" or "access persons" under Rule 17j-1 of the Investment Company Act of 1940 or "access persons" under Rule 204A-1 of the Investment Advisers Act of 1940

- in the placecountry-regionUK, includes employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001 and therefore regulated by the Financial Services Authority

o any member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory customers' securities transactions.

--------------------------------------------------------------------------------
Classification of Employees - continued
--------------------------------------------------------------------------------

Insider Risk Employee

You are considered to be an Insider Risk Employee if, in the normal conduct of your job responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Mellon's customers. This will typically include selected employees in Payment Solutions & Investor Services, Treasury Services and Institutional Banking. It also includes selected members of Shared Services Departments, and all members of the Senior Management Committee who are not otherwise classified as Investment Employees.


Other Employee

You are considered to be an Other Employee if you are an employee of Mellon or any of its direct or indirect subsidiaries who is not an Insider Risk Employee, Investment Employee, or an ADM.


Consultants, Independent Contractors and Temporary Employees

Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an Insider Risk Employee, Investment Employee or Access Decision Maker if he/she were a Mellon employee, the person's manager should advise the Ethics Office and the Compliance Officer who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

--------------------------------------------------------------------------------
General Standards of Conduct
--------------------------------------------------------------------------------

The General Standards of Conduct below apply to all employees of Mellon. In addition to these standards, employees must refer to the specific section for their classification under this Policy and follow those additional requirements.

Your Responsibility

Every employee must follow the General Standards of Conduct set forth in this Policy or risk serious sanctions, including dismissal. If you have any questions about these standards, you should consult the Ethics Office or your Compliance Officer. Interpretive issues that arise under these standards shall be decided by, and are subject to the discretion of, the Manager of the Ethics Office.

Customer Interests

No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of Mellon and its customers. Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

Fiduciary Duties

Mellon and its employees owe fiduciary duties to certain clients. Every employee must be mindful of these fiduciary duties, must use his or her best efforts to fulfill them and must promptly report to the Ethics Office and their Compliance Officer any failure by any Mellon employee to fulfill them.

Protecting Material Nonpublic Information and Compliance with Securities Laws


In carrying out their job responsibilities, employees must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. As an employee you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information. Employees should refer to the Mellon Code of Conduct for additional guidance.

Employees are not permitted to divulge the current portfolio positions, pending changes of a portfolio manager, current or anticipated portfolio transactions, or programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within their job responsibilities to do so.


Protecting Material Nonpublic Information

No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may pass material nonpublic information to others unless it is properly within his or her job responsibilities to do so. These prohibitions remain in effect until the information has become public.

Mellon's Policy on Material Nonpublic Information General Policy - securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable. Employees who possess material nonpublic information about an issuer of securities (whether that issuer is Mellon, another Mellon entity, a Mellon customer or supplier, any fund or other issuer) may not trade in that issuer's securities, either for their own accounts or for any account over which they exercise investment discretion. Following are guidelines to determine when information is nonpublic or material.

--------------------------------------------------------------------------------
General Standards of Conduct - continued
--------------------------------------------------------------------------------

Mellon's Policy on Material Nonpublic Information - continued


Nonpublic - information about an issuer is "nonpublic" if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information. Most companies announce material information through a press release, a regulatory filing, and/or a posting on the company's website. So, if you have determined the information to be material but there is no announcement of it in any of these sources, it is likely to be non-public.

Material Information - information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

o    proposals/agreements   for  a  merger,   acquisition  or  divestiture,   or
     sale/purchase of substantial assets

o tender offers (for both the party making the offer as well as for the issuer for which the offer is made)

o extraordinary dividend declarations or changes in the dividend rate o extraordinary borrowings or liquidity problems o defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing

o earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

o    pending  discoveries  or  developments,  such as new  products,  sources of
     materials,  patents,  processes,   inventions  or  discoveries  of  mineral
     deposits

o    proposals/agreements concerning a financial restructuring

o proposals to issue/redeem securities, or a development with respect to a pending issuance or redemption of securities

o    significant expansion or contraction of operations

o    information about major contracts or increases/decreases in orders

o the institution of, or a development in, litigation or a regulatory proceeding

o    developments regarding a company's senior management

o    information about a company received from a director of that company

o information regarding possible noncompliance with environmental protection laws

o information that is inconsistent with published information, such as regulatory reports or press releases

o    extraordinary shareholder proposals

o    information  regarding  major  labor  developments,   including  collective
     bargaining agreements

o    developments regarding pension plans or other employee benefit plans

o a change in a fund's investment objective, investment adviser, sub adviser, or portfolio manager (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund)

The list above is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material. Employees should always err on the side of caution and consider information material or nonpublic when there is doubt. Questions on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel's Office.

--------------------------------------------------------------------------------
General Standards of Conduct - continued
--------------------------------------------------------------------------------

Mellon's Policy on Material Nonpublic Information - continued

Fact vs. Opinion - generally, only facts can constitute material nonpublic information. Rumors, speculation and opinions cannot. However, opinions can constitute material nonpublic information if (i) they are based upon material nonpublic information (such as Mellon's internal credit ratings) or (ii) the opinion itself can move the market price of the issuer's securities (such as a devastating Wall Street Journal article that has not yet been published).

Consultants, Contractors and Temporary Workers - employees managing the work of consultants, contractors and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

Restrictions  on the Flow of  Information  Within Mellon ("The  Securities  Fire
Wall")

General Policy - as a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about an issuer while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that issuer's securities or recommend such purchases or sales to customers.

To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Securities Fire Wall" policy applicable to all employees. The "Securities Fire Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (potential Insider Risk functions) from the Mellon units or individuals that either trade in securities, for Mellon's account or for the accounts of others, or provide investment advice (Investment functions). The Securities Fire Wall policy also requires any employee who believes he or she may have received potential material nonpublic information to immediately contact a Firewall Officer before doing anything else (i.e. before telling anyone else the information or acting upon it in any way). Employees should refer to CPP 903-2(C) Securities Fire Walls for additional details.

Special Caution For Employees Who Have Investment Responsibilities: Care should be taken to avoid receiving material nonpublic information, as doing so could create severe limitations on your ability to carry out your responsibilities to Mellon's fiduciary customers.

Dealing in Funds

Mellon's role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. Employees should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents. These restrictions include funds held within employee benefit plans (such as 401(k)) and other types of accounts established for retirement purposes.

Reminder: Employees classified as ADMs and Investment Employees have further restrictions when dealing in Proprietary Funds (see specific rules for these classifications).

--------------------------------------------------------------------------------
General Standards of Conduct - continued
--------------------------------------------------------------------------------

When You Trade in Mellon Securities

General Restrictions

All employees who trade in Mellon securities should be aware of their unique responsibilities as an employee of Mellon and should be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in Mellon's publicly traded securities owned both directly and indirectly. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon such as restrictions under
Section 16 of the Securities Exchange Act of 1934.

o    Short Sales - short sales of Mellon securities by employees are prohibited.

o Short-Term Trading - employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60 calendar day period. NOTE: In addition to any other sanctions, employees classified as Investment or ADM employees will be required to disgorge any profits realized on such short-term trades in accordance with procedures established by senior management.

o Margin Transactions - purchases on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

o Option Transactions - option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

o Major Mellon Events - employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.


Mellon 401(k) Plan

Actions regarding your interest in Mellon Stock under the Mellon 401(k) Plan are treated as follows:

Elections regarding future contributions to Mellon Stock are not deemed to be transactions in Mellon Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance, and reporting requirements or to the short-term trading prohibition.

Movements of balances into or out of Mellon Stock are not subject to preclearance but are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon
Stock and then increasing it within 60 calendar days. However changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Mellon Operating Committee, who must consult with the Legal Department.) o Investment and ADM employees ONLY: Any profits realized on short-term trading in Mellon Stock in the 401(k) will not have to be disgorged.

-------------------------------------------------------------------------------
General Standards of Conduct - continued
-------------------------------------------------------------------------------

When You Trade in Mellon Securities - continued

Mellon Employee Stock Options

Receipt or Exercise of an employee stock option from Mellon is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

NOTE: The exercise of an employee stock option that is part of a "cashless exercise for cash" is exempt from the preclearance and reporting requirements and will not be considered a purchase or sale for purposes of the short term trading prohibition.

Mellon Employee Stock Purchase Plan (ESPP)

Enrollment and Changing Salary Withholding Percentages in the ESPP are exempt from preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

Selling Shares Held in the ESPP - Employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

Mellon Restricted Stock

Receipt of an award of Mellon restricted stock is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition.

Vesting of an award of Mellon restricted stock is exempt from the preclearance requirement and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. However, since the shares are no longer restricted after they vest, the Policy requires Insider Risk, Investment and ADM employees to report their holdings of these shares.

Sales - The sale (through Mellon-approved procedures) of a portion of the Mellon stock received in a restricted stock award at the time of vesting in order to pay for tax withholding is exempt from the preclearance requirement, and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. The number of shares reported pursuant to the preceding paragraph should be the net number remaining after the sale. All other sales of Mellon stock received in a restricted stock award are treated like any other sale under the Policy. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

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General Standards of Conduct - continued
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When You Trade in Non- Mellon Securities

When employees buy or sell securities of issuers with which Mellon does business, or other third-party issuers, liability could result on the part of such employee. Every employee must be sensitive to even the appearance of impropriety in connection with their personal securities transactions, including those owned indirectly. Employees should refer to Mellon's Code of Conduct that contains restrictions on investments employees make with parties that do business with Mellon. Additional restrictions are listed below.

General Restrictions

o Excessive Trading - Employees are discouraged from trading at a level that intrudes on their ability to fulfill their job responsibilities.

o Speculative Trading - Employees are discouraged from the type of trading that could distract them from their job duties. Examples could include short-term trading, trading in naked options or other types of speculative trading.

o Front Running - Employees are prohibited from "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of Mellon's customers.

o Scalping - Employees are prohibited from "scalping," that is, the purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by the employee or Mellon.

o Spread Betting - Employees are prohibited from "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Initial Public Offerings

Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without prior approval of the Ethics Office (ADM employees must have prior approval from the IEC). Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Mellon employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (for example, NASD rules in the placecountry-regionUS). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before placing the trade.

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General Standards of Conduct - continued
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When You Trade in Non- Mellon Securities - continued

Private Placements

Acquisition - Employees are prohibited from acquiring any security in a private placement unless they obtain prior written approval. The Ethics Office, Compliance Officer and Mellon Senior Management Committee Member (representing the employee's line of business or department) must all give approval before the investment may proceed. For ADM employees, approval must be given by the IEC. An approval request must be submitted on the "Private Placement: Preliminary Questionnaire" form located at the ethics@mellon Intranet site.

Subsequent  Actions  -  after  receipt  of  the  necessary   approvals  and  the
acquisition, employees are required to disclose that investment to the Compliance Officer if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. The decision to acquire such securities for an advised account will be subject to independent review.

Important information for ADM employees

o Approval considerations - The IEC will generally not approve an acquisition in which any managed fund or account is authorized to invest within the ADM's fund complex. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with Mellon or its affiliates, or his or her relationship to a managed fund or account. ADMs are expected to comply with the IEC's request for any information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

o Approval to Continue to Hold Existing Investments - Within 90 days of being designated an ADM, employees who have holdings of securities obtained in a private placement must request the written authorization of the IEC to continue holding the security.

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Additional Rules for ADM and Investment Employees
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Summary of Requirements

It is imperative that Mellon and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. These requirements apply to accounts owned directly and indirectly. In addition to the General Standards of Conduct, Investment and ADM employees are required to: o report securities accounts and holdings, including accounts that hold Proprietary Funds o report transactions and update holdings in securities and Proprietary Funds on a quarterly basis o obtain preclearance prior to initiating a securities transaction, including Proprietary Funds (unless expressly exempt)
o avoid short-term trading (this does not apply to short-term transactions in Mellon securities which are prohibited by policy)

Reminders

Proprietary Funds - are included in the requirements

o A Proprietary Fund is an investment company or collective fund for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter (for purposes of this Policy, Money Market Funds are not Proprietary Funds)

o Indirect interests in Proprietary Funds (such as through a spouse's 401(k) plan or other retirement plan) are subject to the requirements of this Policy

o    A list of Proprietary Funds is published on the Intranet

o Employees must not trade in shares of any Proprietary Fund while in possession of material nonpublic information nor may they pass the information along to others who do not need to know the information in order to carry out their job responsibilities with Mellon (refer to the General Standards of Conduct regarding Mellon's Policy on Material Nonpublic Information for further information)

Investment Clubs

o Investment clubs are organizations whose members make joint decisions on which securities to buy or sell and securities are generally held in the name of the investment club

o Prior to participating in an Investment Club, employees are required to obtain written permission from the Preclearance Compliance Officer

o Employees who receive permission to participate in an investment club are subject to the requirements of this Policy (including the preclearance provisions)

Additional Requirements for ADM employees o submit a "Special Purpose ADM Quarterly Securities Report"

o submit "Contemporaneous Disclosures" prior to making or acting upon a portfolio or managed account recommendation

o ADMs who are Portfolio Managers are prohibited from buying or selling a security within 7 calendar days before and after their investment company or managed account has effected a transaction in that security (this restriction does not apply to Portfolio Managers of index funds)

o ADMs who are also MCADMs are required to comply with additional approval and reporting requirements when trading or holding securities of issuers with low common equity market capitalization; this requirement applies to all MCADMs whether they are a Portfolio Manager or a Research Analyst

Your Responsibility - it is an ADMs responsibility to confirm with his or her Preclearance Compliance Officer whether or not he or she is required to comply with the requirements above for Portfolio Managers or MCADMs.

Monitoring for Compliance - The IEC will monitor ADMs' compliance with all provisions of this Policy.

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Additional Rules for ADM and Investment Employees - continued
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Report Securities  Accounts and Holdings,  including those that hold Proprietary
Funds

Account Statements and Trade Confirmations - employees are required to instruct their broker, trust account manager or other entity through which they have a securities or Proprietary Fund account to submit routine statements and trade confirmations directly to Mellon. This applies to all accounts owned directly or indirectly and includes any account that has the capability to have reportable securities, including Proprietary Funds, traded within the account. For example, if an account contains only non-proprietary funds or other Exempt Securities, but has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be provided to Mellon.

Initial Holdings Report - within 10 calendar days of being designated an Investment Employee or ADM, employees must file an "Initial Holdings Report". The report must be an accurate recording of security accounts and individual holdings of securities within the last 45 calendar days of filing the report. Below is a list of required items that must be reported: o accounts that may trade securities and/or Proprietary Funds o securities and Proprietary Funds held in the above accounts o securities and Proprietary Funds held outside of accounts

Exemption from Reporting Accounts and Holdings - employees are not required to report accounts or holdings for certain security types or accounts (this exemption also applies to transaction reporting). Below are the approved exemptions:

o non-discretionary accounts which are defined as those in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades

o    Exempt Securities

o accounts that can only hold items that are not securities (such as bank deposit accounts)

o company stock held in a bona fide employee benefit plan of an organization not affiliated with Mellon by an employee of that organization who is a member of the Mellon employee's immediate family. For example, if an employee's spouse works for a company unrelated to Mellon, the Mellon employee is not required to report or obtain approval for transactions that his/her spouse makes in the company stock (employer's securities) so long as they are part of an employee benefit plan. This exemption does not apply to the following:

     - any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this Policy.

     - for ADM employees only, the provisions in this Policy regarding "Contemporaneous Disclosures" and the "Special Purpose ADM Quarterly Securities Report", the company owned stock held within a family member's employee benefit plan are subject to the requirements to file a "Contemporaneous Disclosure" and to be included on the "Special Purpose ADM Quarterly Securities Report", as necessary. However the Mellon ADM employee is not required to obtain approval for transactions that his/her family member makes in the company stock (employer's securities) nor is the family member's holding of such stock required to be reported on an initial or quarterly holdings report, so long as they are part of an employee benefit plan.

     -    Additional  Reminders:

          |X| Reminder for Proprietary Fund Holdings - employees are reminded that if the non-Mellon employee benefit plan holds Proprietary Funds, these holdings must be reported and are subject to the requirements of this Policy, including the preclearance requirements.

          |X| Non-Mellon Company's Responsibility - with respect to the employer's own securities, the company has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

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Additional Rules for ADM and Investment Employees - continued
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Report Transactions and Update Holdings on a Quarterly Basis

Quarterly Reporting of Holdings and Transactions - within 30 calendar days of the end of a calendar quarter, employees are required to file a report of securities transactions, accounts and holdings. The report must contain the following:

o securities transactions, including Proprietary Fund transactions, made throughout the quarter

o    current list of securities accounts,  including those that hold Proprietary
     Funds

o updated listing of securities holdings, including Proprietary Funds, both those held within and outside of accounts

o    acknowledgement of compliance with the Policy

Reminder when updating holdings - employees are required to provide an update to holdings positions for activity that does not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends, etc). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonably possible, but no less than quarterly. Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements.

o Gifts and Inheritances - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not exempt under this policy) must report the activity to Mellon within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).

o A Note About Gifts - gifts must be "bona fide". This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades

Prior Preclearance Required - employees must not trade a security, including Proprietary Fund trades, without prior written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities, including Proprietary Funds, held in the employee's name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Rules for Preclearance - although requests for preclearance does not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner.

Preclearance Window (or Expiration) - preclearance authorization will expire at the end of the second business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called "limit", "stop-loss", "good-until-cancelled", or "standing buy/sell" orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the two-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

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Additional Rules for ADM and Investment Employees - continued
--------------------------------------------------------------------------------

Obtain Preclearance Prior to Initiating a Transaction, including Proprietary Fund Trades - continued

Proprietary Funds - the following requirements apply to transactions in Proprietary Funds:

o Holding Period for Proprietary Funds - employees' holdings in Proprietary Funds are expected to be long-term investments, rather than the result of trading for short-term profit. Therefore, employees must not purchase and redeem, or redeem and purchase, shares of an individual Proprietary Fund within any 60 calendar day period, unless they have the prior approval of the Preclearance Compliance Officer. Unless the transaction is exempt from preclearance (such as those that are part of an automatic investment plan), employees are expected to comply with this holding period requirement.

o Mellon 401(k) Plan, Non Self-Directed Accounts - movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement. In other words, you do not need to preclear every such movement, but must get prior approval from the Preclearance Compliance Officer if the movement is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to Mellon obtaining transaction information from Plan records. Such movements must be reflected in holdings reports.

o Mellon 401(k) Plan, Self-Directed Accounts - are treated like any other Proprietary Fund account. This means that the reporting, preclearance and holding period requirements apply.


Exemptions from Requirement to Preclear - preclearance is not required for the following type of transactions:

o    Exempt Securities

o non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

o in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process

o those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

o sales of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department

o changes to elections in the Mellon 401(k) plan, including those made for Proprietary Funds

o enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

o movements of balances of Proprietary Funds held within the Mellon 401(k) Plan so long as the movements do not occur within a 60 day period; this exemption does not apply to Proprietary Funds held within a self-directed account established as part of the Mellon 401(k) Plan

o the receipt of a Mellon Restricted Stock award, the vesting of the award, and the sale (through Mellon-approved procedures) of a portion of the Mellon stock received in the award at the time of vesting to pay tax withholding; this exemption does not apply to subsequent sales of vested shares by the employee

o those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

o    sales effected pursuant to a bona fide tender offer

o those effected pursuant to an automatic investment plan, including payroll deduction contributions for Proprietary Funds

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Additional Rules for ADM and Investment Employees - continued
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Avoid Short-Term Trading

Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Transactions that are exempt from preclearance and transactions in Proprietary Funds will not be considered purchases or sales for purposes of profit disgorgement.

Disgorgement - any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management. Employees should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See the Glossary for an explanation of option transactions.) Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, employees should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

Additional Requirements for ADM Employees

Submit a Special Purpose ADM Quarterly Securities Report

Requirement - ADMs are required to submit quarterly to the Preclearance Compliance Officer the "Special Purpose ADM Quarterly Securities Report". This report must be submitted within 30 calendar days of each quarter end and includes information on securities and/or transactions owned directly or indirectly.

The report must contain information on:

o securities owned at any time during the quarter which were either recommended for a transaction or in a portfolio managed by the ADM during the quarter

o    holdings or transactions in private placements

o holdings in securities with a market capitalization that was equal to or less than:

     -    in the US, $250 million

     -    in the placecountry-regionUK, (pound)150 million

     -    in placecountry-regionJapan, (Y)20 billion

     -    in placecountry-regionBrazil, R$10 million

A form for completing this report can be obtained from the Preclearance Compliance Officer or from the ethics@mellon website on Mellon's intranet.

Exemption - ADMs need not report any security that is defined as an Exempt Security or is otherwise expressly exempt from preclearance.

Submit Contemporaneous Disclosures

Requirement - prior to making or acting upon a portfolio recommendation in a security owned directly or indirectly by the ADM, written authorization must be obtained - referred to as "contemporaneous disclosure". This disclosure applies to "hold" recommendations as well as buy or sell recommendations. The purpose of disclosure is to confirm that the portfolio recommendation or transaction is not for the purpose of affecting the value of a personal securities holding.
"Contemporaneous Disclosure" forms can be obtained from the Preclearance Compliance Officer or from the ethics@mellon website on Mellon's intranet.

Exempt ADMs - ADMs who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with the disclosure requirement. This exemption does not apply in the following circumstances:

o if the ADM recommends a security which is not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts

o when the ADM recommends individual securities to clients, even if Mellon shares control of the investment process with other parties

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Additional Rules for ADM and Investment Employees - continued
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Additional Requirements for ADM Employees - continued

Submit Contemporaneous Disclosures - continued

Fiduciary Duty to Client is placeCityParamount - under no circumstances should a portfolio recommendation or transaction be affected by its impact on personal securities holdings or by the requirement for contemporaneous disclosure. The ADM's fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

Approval - prior to the first such portfolio recommendation or transaction in a particular security in a calendar month, approval must be obtained from the ADM's Chief Investment Officer (CIO) or Chief Executive Officer (CEO) or their designee. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

Exemptions - certain securities holdings are exempt from this requirement. They are:

o    Exempt Securities

o held in approved non-discretionary accounts, which are accounts that an employee has no direct or indirect influence or control over the investment decision-making process

o holdings of debt securities which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated but of comparable quality

o    holdings of equity securities of the following:

     - in the placecountry-regionUS, the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher

     - in the placecountry-regionUK, the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of (pound)10 billion or higher

     - in placecountry-regionJapan, the top 100 companies of the TOPIX and other companies with a market capitalization of (Y)2 trillion

     -    in  placecountry-regionBrazil,   companies  on  the  IBr-X  and  other
          companies with a market capitalization of R$200 million

Restrictions for ADMs who are Portfolio Managers ("7 Day Blackout Period")

Prohibition - it is impermissible for an ADM who is designated as a Portfolio Manager to buy or sell a security (owned directly or indirectly) within 7 calendar days before and after the Portfolio Manager's investment company or managed account has effected a transaction in that security (the "7 Day Blackout Period").

Disgorgement Required - if a Portfolio Manager initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits from the transaction must be disgorged. The procedures for disgorging profits are established by the IEC. The IEC has determined that the following transactions will not be subject to this disgorgement requirement: o in the placecountry-regionUS, any transaction of $10,000 or 100 shares (whichever is greater) for companies on the Russell 500 List or any other company with a market capitalization of $5 billion or higher o in the placecountry-regionUK, any transaction of (pound)6 thousand or 100 shares (whichever is greater) for companies on the FTSE 100 All Share Index or any other company with a market capitalization of (pound)3 billion or higher o in placecountry-regionJapan, any transaction of (Y)1 million of companies on the TOPIX 100 or any other company with a market capitalization of (Y)500 billion or higher o in placecountry-regionBrazil, any transaction of R$30,000 of companies on the IBr-X or any other company with a market capitalization of R$200 million or higher

Exemption - Portfolio Managers who manage index funds which exactly replicate a clone or model are exempt from the 7 Day Blackout Period.

-------------------------------------------------------------------------------
Additional Rules for ADM and Investment Employees - continued
-------------------------------------------------------------------------------

Additional Requirements for ADM Employees - continued

Requirements for ADMs who are MCADMs (Transactions and Holdings in Micro-Cap Securities)

When a MCADM personally trades (either directly or indirectly) securities with certain market capitalizations, additional approvals are required. The market capitalization thresholds and required approvals are listed below.

Approvals:

Threshold 1 - without the prior written approval of the IEC, MCADMS may not trade the securities of companies with the following market capitalization:

o in the US, $100 million or less o in the placecountry-regionUK, (pound)60 million or less o in placecountry-regionJapan, (Y)10 billion or less

o    in placecountry-region Brazil, R$3 million or less

     Threshold 2 - without the prior written approval of the immediate supervisor and the CIO, MCADMs may not trade the securities of companies with the following market capitalization:

o in the placecountry-regionUS, more than $100 million but less than or equal to $250 million

o in the placecountry-regionUK, more than (pound)60 million but less than or equal to (pound)150 million

o in placecountry-regionJapan, more than (Y)10 billion but less than or equal to (Y)20 billion

o in placecountry-regionBrazil, more than R$3 million but less than or equal to R$10 million

Exemption - transactions that are involuntarily acquired, such as through inheritance, gift or spin-off, are exempt from these restrictions, however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

Requirement for newly designated MCADMs - to continue holding securities with a certain market capitalization threshold, MCADMs must obtain the approval of the CIO or CEO and provide a copy of the approval to the Preclearance Compliance Officer. The thresholds for the market capitalization in various jurisdictions are:

o    in the placecountry-regionUS, equal to or less than $250 million

o    in the placecountry-regionUK, equal to or less than (pound)150 million

o    in  placecountry-regionJapan,  equal to or less  than  (Y)20  billion

o    in placecountry-regionBrazil, equal to or less than R$10 million

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Additional Rules for Insider Risk Employees
--------------------------------------------------------------------------------

Summary of Requirements

In addition to the General Standards of Conduct, Insider Risk Employees are required to:

o    report securities accounts, holdings and transactions

o    update securities holdings, and

o    obtain preclearance prior to initiating a securities transaction

These requirements apply to accounts owned directly and indirectly.

Caution regarding Investment Clubs - investment clubs are organizations where investor members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Since each member of the investment club participates in the investment decision making process, each employee belonging to such a club must first obtain written, documented approval from the Preclearance Compliance Officer before participating in any investment club. If approval is given, the employee must comply with all of the reporting requirements and must preclear the securities transactions of the club.

Credit or Advisory Relationship - If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company's own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

Report Securities Accounts, Holdings and Transactions

Initial Holdings - within 10 calendar days of being designated an Insider Risk Employee the following must be reported:

o    a listing of all accounts that may trade securities

o a listing of all securities held in the above accounts (other than those identified as Exempt Securities in the Glossary or those otherwise exempt from preclearance as defined by this Policy)

o    a listing of all securities held outside of accounts

Employees must report accounts that do not hold reportable securities, but have the capability of holding such securities (for example, a brokerage account that holds only mutual funds but can hold other types of securities).

The Initial Holdings Report must be an accurate recording of security positions within the last 45 calendar days of being designated an Insider Risk Employee.

On-going Reporting of Holdings and Transactions - routine reports of securities held in an account and those held outside of an account are required to be provided to Mellon. Specifically:

o For securities held in an account (such as a broker, trust account manager or other entity maintaining a securities trading account), trade confirmations and statements relating to each account held directly or indirectly must be sent to Mellon. Employees must report all securities accounts that can hold a security that is covered by this Policy, regardless of what, if any, securities are held in the account. For example, even if an account contains only mutual funds or Exempt Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be sent to Mellon

o For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with Mellon's request to confirm transactions and holdings.

-------------------------------------------------------------------------------
Additional Rules for Insider Risk Employees - continued
-------------------------------------------------------------------------------

Report Securities Accounts, Holdings and Transactions - continued

Exemption from Reporting Holdings and Transactions - employees are not required to report holdings or transactions for the following:

o in a non-discretionary account, defined as one in which the Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades

o    Exempt Securities

o    any transaction that is exempt from preclearance

o in accounts that can only hold items that are not securities (such as bank deposit accounts)

o company stock held in a bona fide employee benefit plan of an organization not affiliated with Mellon by an employee of that organization who is a member of the Mellon employee's immediate family. This exemption does not apply to any such plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the holding to the preclearance and reporting provisions.

     - NOTE: If an employee's family member is employed at a non-Mellon company, the Mellon employee is not required to report or obtain approval for transactions in the employer's securities so long as they are conducted by and through the family member's employee benefit plan. In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

Update Securities Holdings

Periodically, but no less than annually, employees must submit a statement of holdings, including accounts, and acknowledge compliance with the Policy. The information must be current within 45 calendar days of the date the statement is submitted. Employees are required to update holdings positions for actions that do not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends etc.). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonable.

Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements:

o Gifts and Inheritances - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not Exempt under this Policy) must report the activity to Mellon within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).

o A Note About Gifts - gifts must be "bona fide". This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

--------------------------------------------------------------------------------
Additional Rules for Insider Risk Employees - continued
--------------------------------------------------------------------------------

Obtain Preclearance Prior to Initiating a Securities Transaction

Prior Preclearance Required - employees must not trade a security without prior, written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities held in the employee's name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Rules for Preclearance - although requests for preclearance do not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner.

Preclearance Window (or Expiration) - preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called "limit", "stop-loss", "good-until-cancelled", or "standing buy/sell" orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

     Exemptions from Requirement to Preclear - preclearance is not required for the following type of transactions:

o    Exempt Securities

o open-end and closed-end investment companies (i.e., mutual funds and variable capital companies), regardless of whether they are Proprietary Funds, index funds or exchange traded funds

o    municipal bonds

o non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

o in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process

o those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

o sales of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the Human Resources Department

o    changes to elections in the Mellon 401(k) plan

o enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

o the receipt of a Mellon Restricted Stock award, the vesting of the award, and the sale (through Mellon-approved procedures) of a portion of the Mellon stock received in the award at the time of vesting to pay tax withholding; this exemption does not apply to subsequent sales of vested shares by the employee

o those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

o sales effected pursuant to a bona fide tender offer o those effected pursuant to an automatic investment plan

-------------------------------------------------------------------------------
Additional Rules for Other Employees
-------------------------------------------------------------------------------

In addition to the General Standards of Conduct, Other Employees are required to follow the procedures described below.

Dealing in Mellon securities (outside of Mellon employee benefit programs)

Within 10 calendar days of a transaction in Mellon securities (purchase or sell), employees must report the transaction in writing to the Ethics Office or the Compliance Officer. Purchases and sales include optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan. Other Employees who are required to report securities holdings and transactions as described below, and are already providing copies of their securities accounts statements and transactions which include transactions in Mellon securities, do not need to provide a copy of transactions in Mellon securities.

Credit or Advisory Relationship

If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company's own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

Reporting Securities Holdings and Transactions

Reporting Holdings and Transactions - there are certain Other Employees who must report their securities accounts (such as broker accounts), holdings in securities (both within and outside of accounts) and their transactions in securities. Typically this will apply to employees who are subject to certain laws and regulations (such as employees who are registered representatives of a NASD supervised broker dealer).

To determine whether or not these reporting requirements apply to you, contact the Ethics Office or your Compliance Officer.

How to Report - instruct the broker, trust account manager or other entity through which you have a securities trading account to send copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) to Mellon. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with Mellon's request to confirm transactions and holdings. Employees subject to the reporting requirements are also required to comply with periodic reporting requests.

-------------------------------------------------------------------------------
Supplemental Information
-------------------------------------------------------------------------------

Employees' Financial Information

The Ethics Office and/or Preclearance Compliance Officers will use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as "Personal and Confidential." However, Mellon is required by law to review, retain and, in certain circumstances, disclose such documents. Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to Mellon.

Note for Investment and ADM employees only: Employees should also be aware that documents are also available for inspection by the boards of directors, trustees or managing general partners of any Mellon entity regulated by certain investment company laws.


Restricted List

Preclearance Compliance Officers will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for employees in their line of business or firm. The Restricted List will not be distributed outside of the Compliance Office or the Ethics Office. From time to time, such trading restrictions may be appropriate to protect Mellon and its employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences. The Preclearance Compliance Officer will retain copies of Restricted Lists for six years.

Standards For Preclearance of De Minimis Transactions (applicable for firms or lines of business who administer compliance for Investment or ADM Employees)

ADM and Investment Employees will generally not be given clearance to execute a transaction in any security that is on the Restricted List maintained by the Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account (other than an index fund). In certain circumstances, the Preclearance Compliance Officer may approve certain de minimus transactions even when the firm is trading such securities. However, de minimis transactions require preclearance approval.

Restrictions and Conditions - the following restrictions or conditions are imposed upon these standards: o employee preclearance is required prior to executing the transaction o if the transaction is a 60 day trade, profit disgorgement will not be waived o Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in any calendar month o employees must cooperate with the Preclearance Compliance Officer's request to document market capitalization amounts

-------------------------------------------------------------------------------
Supplemental Information - continued
-------------------------------------------------------------------------------

Standards For Preclearance of De Minimis Transactions (applicable for firms or lines of business who administer compliance for Investment or ADM Employees) - continued

Transaction Limits - the following transaction limits are available for this exception:

Investment Employees

In the placecountry-regionUS,

o transactions up to $50,000 for companies on the Russell 200 List or other companies with a market capitalization of $20 billion or higher

o transactions of 100 shares or $10,000 (whichever is greater) for companies ranked 201 to 500 on the Russell List or other companies with a market capitalization of $5 billion or higher

In the placecountry-regionUK,

o transactions up to (pound)30,000 for companies ranked in the top 100 of the FTSE All Share Index or other companies with a market capitalization of (pound)10 billion or higher

o transaction of 100 shares or (pound)6 thousand (whichever is greater) for companies ranked 101 to 250 on the FTSE All Share Index or other companies with a market capitalization of (pound)3 billion or higher

In placecountry-regionJapan,

o transactions up to (Y)5 million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of (Y)2 trillion or higher

o transactions of up to (Y)1 million of securities for companies ranked 100 to 250 on the TOPIX or other companies with a market capitalization of
     (Y)500 billion or higher

In placecountry-regionBrazil,

o transactions up to R$100,000 securities for companies listed on the IBr-X 50 or other companies with a market capitalization of R$500 million or higher

o transactions up to R$30,000 of securities of companies listed on the IBr-X or other companies with a market capitalization of R$200 million or higher

ADM Employees

o in the placecountry-regionUS, transactions up to $10,000 or 100 shares (whichever is greater) of companies in the top 500 of the Russell List or other companies with a market capitalization of $5 billion or higher

o in the placecountry-regionUK, transactions up to (pound)6 thousand or 100 shares (whichever is greater) of companies in the top 100 of the FTSE All Share Index or other companies with a market capitalization of (pound)3 billion or higher

o in placecountry-regionJapan, transactions up to (Y)1million for companies ranked in the top 100 of the TOPIX or other companies with a market capitalization of (Y)500 billion or higher

o in placecountry-regionBrazil, transactions up to R$30,000 of companies that belong to the IBr-X or other companies with a market capitalization of R$200 million or higher

NOTE: Some ADMs who are also Portfolio Managers may not be eligible for this de minimus exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics Office.

-------------------------------------------------------------------------------
Glossary Definitions
-------------------------------------------------------------------------------

o    access  decision  maker - A  person  designated  as such by the  Investment
     Ethics Council. Generally, this will be Portfolio Managers and Research Analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

o    approval - written consent or written notice of non-objection.

o automatic investment plan - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Applications to specific situations are as follows:

Dividend Reinvestment Plans ("DRIPs") - the automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan. Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not deemed to be pursuant to an automatic investment plan unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

Payroll deductions - deductions from payroll (Mellon or otherwise) directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

Bank Account Drafts or Deposits - automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case: o there is documentation with the investment account indicating specific trades are to be executed according to an express schedule, rather than at the direction of the account party, and o at least two drafts or deposits are executed according to the schedule.

Automatic mutual fund exchange programs - automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

Automatic mutual fund withdrawal programs - automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

Asset-allocation accounts - asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc). Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

College and Medical Care Savings Plans - many jurisdictions have college savings plans (for example, in the placecountry-regionUS these plans are referred to as "529" plans) or medical savings account plans that provide a tax-advantaged means of investing for future college expenses or paying for medical expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, these plans could qualify as an automatic investment plan if they meet the requirements of an asset-allocation account, bank account draft or a payroll deduction (see above).

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Glossary Definitions - continued
-------------------------------------------------------------------------------

o cashless exercise for cash - as part of Mellon's employee stock option program, employees can choose to "buy" shares of Mellon stock at the exercise price and then immediately sell them at fair market value for cash. The employee ends up with cash and does not become a shareholder of Mellon stock associated with the option exercise.

o Compliance Officer - any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and Code of Conduct are followed. For purposes of this Policy, the term "compliance officer" and "preclearance compliance officer" are used interchangeably.

o direct family relation - for purposes of this Policy, this means a member of an employee's immediate family as defined by "indirect ownership, family members" in this Glossary.

o employee - an individual employed by Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

o Ethics Office - the group within the Corporate Risk Management & Compliance Department of Mellon that is responsible for administering the ethics program at Mellon.

o    Exempt Securities - defined as:

     - direct obligations of the sovereign governments of the country-regionUnited States (US employees only), country-regionUnited Kingdom (country-regionUK employees only) and country-regionJapan
          (placecountry-regionJapan employees only). Obligations of other instrumentalities of the country-regionUS, placecountry-regionUK and Japanese governments or quasi-government agencies are not exempt.

     -    commercial paper

     - high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality - bankers' acceptances - bank certificates of deposit and time deposits - repurchase agreements
          - securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds or exchange-traded funds (ETFs) - shares of money market funds
          (regardless of affiliation with Mellon) - fixed annuities (note that variable annuities are not exempt) - shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)
          Note: The following are not Exempt Securities (whether proprietary or not): shares of hedge funds shares of closed-end funds shares of ETFs shares of funds not registered in the placecountry-regionUS (for US employees only)

o General Counsel - General Counsel of Mellon or any person to whom relevant authority is delegated by the General Counsel.

o index fund - an investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities of an index in proportions designed to replicate the performance of an independently maintained index or that are based on computer models using prescribed objective criteria to transform an independently maintained index. In order to qualify as an "index fund" for purposes of this policy, the fund must not involve a significant amount of investment discretion by portfolio managers managing the accounts.

--------------------------------------------------------------------------------
Glossary Definitions - continued
--------------------------------------------------------------------------------

o indirect ownership - The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person's name. For example, US federal securities laws contain a concept of "beneficial ownership", and placecountry-regionUK securities laws contain a concept of securities held by "associates" (this term includes business or domestic relationships giving rise to a "community of interest"). The definition of "indirect ownership" that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office or Compliance Officer becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.

General Standard - generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a "pecuniary interest"). The following is guidance on the application of this definition to some common situations.

Family Members - you are presumed to be an indirect owner of securities held by members of your immediate family who share the same household with you. "Immediate family" means your spouse, your children (including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents (including stepparents, mothers-in-law and fathers-in-law), your grandparents and your siblings (including brothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. This presumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person, you commingle any assets or share any expenses, you provide or receive any financial support, you influence investment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employee benefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership with respect to family members who share your household must be based upon countervailing facts that you can prove in writing.

Partnerships - if you are a general partner in a general or limited partnership, you are deemed to own your proportionate share of the securities owned by the partnership. Your "proportionate share" is the greater of your share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

Shareholders of Corporations - you are not deemed to own the securities held by a corporation in which you are a shareholder unless you are a controlling shareholder or you have or share investment control over the corporation's portfolio.

-------------------------------------------------------------------------------
Glossary Definitions - continued
-------------------------------------------------------------------------------

o    indirect ownership - continued

Trusts - generally, parties to a trust will be deemed indirect owners of securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

Trustees: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

Settlors: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust's assets if you have a pecuniary interest in the trust and you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else's consent or if members of your immediate family who share your household are beneficiaries of the trust.

Beneficiaries: If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust's assets if you have or share investment control over the trust.

Remainder Interests - remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are not deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

Derivative Securities - you are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

o initial public offering (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

o investment company - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

o Investment Ethics Council - Council that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The Council is composed of investment, legal, risk management, compliance and ethics management representatives of Mellon and its affiliates. The members of the Investment Ethics Council are determined by the Corporate Ethics Officer.

o Manager of the Ethics Office - individual appointed by the Corporate Ethics Officer to manage the Ethics Office.

o    Mellon - Mellon Financial Corporation.

o Mellon 401(k) Plan, Non Self-Directed Accounts - the portion of your Mellon 401(k) balance invested in the Basic Funds and Mellon Stock.

o Mellon 401(k) Plan, Self-Directed Accounts - an account established as part of your Mellon 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of mutual funds, including both Proprietary and non-Proprietary Funds.

-------------------------------------------------------------------------------
Glossary Definitions - continued
-------------------------------------------------------------------------------


o Micro-cap ADMs - a subset of Access Decision Makers who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. Market capitalizations thresholds are established within each country where an ADM resides. See further details under "Classification of Employees" in this Policy.

o money market fund - a mutual fund that invests in short-term debt instruments. The fund's objective is to earn income for shareholders while maintaining a net asset value of $1 per share.

o naked option - An option position where the buyer or seller has no underlying security position.

o non-discretionary account - an account for which the employee has no direct or indirect control over the investment decision making process. Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

o option - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

Call Options

- If a Mellon employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased. - If a Mellon employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold. Put Options - If a Mellon employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased. - If a Mellon employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

Below is a table illustrating the above:

--------------------------------------------------------------------
Transaction Type
--------------------------------------------------------------------
--------------------------------------------------------------------
Option Type Buy                       place City Sale
--------------------------------------------------------------------
--------------------------------------------------------------------
Put place City Sale of Purchase of Underlying Security
Underlying Security
--------------------------------------------------------------------
--------------------------------------------------------------------
Call        Purchase of Underlying    placeCitySale of Underlying
Security Security
--------------------------------------------------------------------

o Preclearance Compliance Officer - a person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees' preclearance requests for a specific business unit (for purposes of this Policy, the term "compliance officer" and "preclearance compliance officer" are used interchangeably).

o private placement - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the country-regionUS and the Listing Rules in the placecountry-regionUK. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships. Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For the purpose of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.


PAGE>

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Glossary Definitions - continued
-------------------------------------------------------------------------------

o Proprietary Fund - An investment company or collective fund for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, Mellon will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the Proprietary Funds.

o security - any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt Securities).

o securities fire wall - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

o Senior Management Committee - the Senior Management Committee of Mellon Financial Corporation.

o short sale - the sale of a security that is not owned by the seller at the time of the trade.

o tender offer - an offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.